Exhibit 99.1

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports First Quarter Results
•	AUM at $46.5 billion
•	First Quarter Earnings of $0.97 per diluted share

Rye, New York, May 5, 2015 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported its 2015 first quarter results including revenues of $103.8 million, net income of $24.8 million and earnings of $0.97 per diluted share.  On a comparable basis, revenues were $104.5 million, net income was $28.0 million, and earnings were $1.09 per diluted share in the first quarter of 2014.

Assets Under Management (“AUM”) were $46.5 billion at March 31, 2015 versus $47.5 billion at December 31, 2014 and $47.6 billion at March 31, 2014.

Financial Highlights	Q1		Q1
($'s in 000's except AUM and per share data)	2015		2014	%D

AUM - end of period (in millions)	$46,540		$47,555	(2.1%	)
AUM - average (in millions)	46,772		46,967	(0.4)

Revenues	103,845		104,477	(0.6)

Operating income before management fee (a)	38,382	(b)	41,227	(6.9)
Operating margin before management fee	37.0%		39.5%

Operating income	33,945	(b)	36,499	(7.0)
Operating margin	32.7%		34.9%

Other income/(expense), net	5,993		6,093

Income before income taxes	39,938		42,592	(6.2)
Effective tax rate	38.0%		34.3%

Net income	24,776		27,954	(11.4)

Net income per share	$0.97		$1.09	(11.0%	)

Shares outstanding at March 31	25,810		25,985

(a) See GAAP to non-GAAP reconciliation on page 9.
(b) First quarter 2015 includes $2.5 million of incremental costs as compared to first quarter 2014: $1.0 million for the launch of new closed-end fund; $0.9 million for potential firm restructuring; and $0.6 million in non-cash RSA expense.

Assets Under Management

				% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
	2015	2014	2014	2014	2014
Equities:
Open-end Funds	$16,643	$17,684	$17,531	(5.9%)	(5.1%)
Closed-end Funds	7,071	6,949	6,967	1.8	1.5
Institutional & PWM - direct	16,407	16,597	16,403	(1.1)	0.0
Institutional & PWM - sub-advisory	3,814	3,704	3,822	3.0	(0.2)
Investment Partnerships	928	905	865	2.5	7.3
SICAV (a)	105	135	91	(22.2)	15.4
Total Equities	44,968	45,974	45,679	(2.2)	(1.6)
Fixed Income:
Money-Market Fund	1,520	1,455	1,812	4.5	(16.1)
Institutional & PWM	52	58	64	(10.3)	(18.8)
Total Fixed Income	1,572	1,513	1,876	3.9	(16.2)
Total Assets Under Management	$46,540	$47,487	$47,555	(2.0)	(2.1)

(a)  Includes $40 million, $71 million and $88 million of seed capital at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

Our first quarter 2015 decrease in AUM was due to net outflows of $1.4 billion and open- and closed-end fund net distributions of $143 million partially offset by market appreciation of $604 million.

Revenues

-
Total revenues for the first quarter of 2015 were $103.8 million, down 0.6% from $104.5 million in the prior year reflecting lower fees earned in distribution and other income partially offset by an increase in investment advisory and institutional research services.

-
Investment advisory fees increased to $88.0 million in the first quarter of 2015 from $87.8 million in the comparable 2014 quarter.  Revenues in our investment partnerships and closed-end funds rose on higher levels of average AUM which were partially offset by a decline of average AUM in our open-end funds and lower billable assets in our institutional and private wealth management accounts.

-	Incentive fees earned were $0.5 million during the 2015 quarter, slightly ahead of the $0.4 million reported in the first quarter of 2014.

-
Distribution fees from our open-end equity mutual funds and other income were $13.7 million for the first quarter 2015, a decrease of $1.2 million, or 7.6%, from $14.9 million in the prior year quarter.  Driving this decrease is a shift to Class I shares, typically available to institutional investors and retirement plan participants, for which we do not collect a distribution fee.  Average AUM in other classes of open-end equity funds, for which we do collect a distribution fee, declined 8.3% quarter over quarter.

-	Our institutional research services revenues were $2.1 million in the first quarter 2015, rising 14.3% from $1.8 million in the prior year period.

Operating Income – First Quarter

Operating income, which is net of management fee expense decreased 7.0%, or $2.6 million, to $33.9 million in the first quarter of 2015 versus $36.5 million in the prior year period.  The first quarter of 2015 was impacted by $2.5 million of incremental costs: $1.0 million of costs incurred to launch a new London Stock Exchange closed-end fund; $0.9 million related to a potential firm restructuring; and $0.6 million in incremental non-cash expenses related to RSAs issued subsequent to the first quarter of 2014.  The 2014 quarter also benefitted from $0.4 million in insurance reimbursements for expenses incurred and reported in prior years.  Excluding those costs identified above, adjusted operating income was $36.4 million in the first quarter of 2015, an increase of $0.3 million, from the $36.1 million in the first quarter of 2014.  Management fee expense, which is entirely variable, is based on pre-tax income.

Operating income before management fee was $38.4 million in the first quarter 2015 versus $41.2 million in the first quarter 2014.  Operating margin before management fee was 37.0% versus 39.5% in the first quarter of 2014.  Excluding those costs identified above, adjusted operating income before management fee was $40.8 million in both the first quarters of 2015 and 2014.  Operating margins, before management fee and adjusted for those items identified above, increased to 39.3% versus 39.0% in the first quarter of 2014.  Management believes evaluating operating income before management fee is an important measure in analyzing the Company’s operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table III included elsewhere herein.

Other income (expense)

We recognized other income of $6.0 million in the 2015 quarter versus $6.1 million in the first quarter of 2014.  Investment gains were $7.0 million in the 2015 quarter versus $6.9 million in the 2014 quarter.  Dividend and interest income remained the same at $1.1 million in the 2015 and 2014 quarters.

Income Taxes

The firm’s effective tax rate (“ETR”) for the quarter ended March 31, 2015 was 38.0% versus 34.3% for the quarter ended March 31, 2014 and 37.3% for the full year 2014.  The first quarter 2014 ETR reflected a benefit related to donated appreciated securities which did not occur in the 2015 quarter.

Business and Investment Highlights

-
On February 19, 2015, we completed the offering of The Gabelli Value Plus+ Trust (the “Trust”), a London Stock Exchange listed closed-end fund, raising over £100 million.  The Trust is the firm’s first direct closed-end fund in the U.K. investment community.  The Trust invests in U.S. equities.

-
During the first quarter, G.research, Inc. hosted several conferences, including our 25th annual Pump, Valve & Motor Symposium, our 9th Annual Omaha Research Trip, our 6th Annual Specialty Chemicals Conference and our inaugural Waste & Environmental Services Symposium.

-	On April 10, 2015, we announced that our Board of Directors approved the next step in the process of splitting the Company into two separate public companies.

-	The GAMCO Global Growth Fund (GGGIX) received top honors from Lipper in the Global Large-Cap Growth Fund category for the second year in a row for its three-year and five-year risk-adjusted returns.

Balance Sheet

We ended the quarter with cash and investments, excluding noncontrolling interests, of $710.0 million, debt of $109.9 million ($110.4 million face value) and equity attributable to GAMCO shareholders of $546.6 million.  We renewed our universal shelf registration for $500 million which will expire in May 2018.  Together with earnings from operations, the shelf provides us with flexibility to do acquisitions, lift-outs, seed new investment strategies, and co-invest, as well as to fund shareholder compensation, including share repurchases and dividends.

Shareholder Compensation

During the quarter ended March 31, 2015, we returned $5.0 million of our earnings to shareholders through dividends and stock repurchases.  We repurchased 41,393 shares at an average price of $77.19 per share, for a total investment of $3.2 million and distributed $1.8 million in dividends.   Since our IPO, in February 1999, we have returned nearly $885 million in total to shareholders of which $481 million was in the form of dividends and $404 million was through stock buybacks of 9,167,418 shares at an average investment of $44.07 per share.

On May 5, 2015, GAMCO’s Board of Directors declared a regular quarterly dividend of $0.07 per share payable on June 30, 2015 to its Class A and Class B shareholders of record on June 16, 2015.

About GAMCO Investors, Inc.

GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Gabelli Securities, Inc.).

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table III.

B.
Operating income before management fee expense per share and other income/(expense), net per share are used by management for purposes of evaluating its business operations.  We believe these measures are useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The swings in other income/(expense), net of ($0.02) per fully diluted share for the quarter was derived by making certain necessary adjustments, as shown in the table below, to arrive at a net impact for each period and then calculating the difference.  The reconciliation of operating income before management fee expense per share and other income/(expense), net per share to net income per fully diluted share, is provided below.

	1st Quarter
	2015	2014
Operating income before management fee	$38,382	$41,227
Management fee expense	(3,838)	(4,119)
Tax expense	(13,129)	(12,734)
Noncontrolling interest expense	61	117
Operating income (after management fee and taxes)	21,476	24,491
Per fully diluted share	$0.85	$0.95

Other income, net	$5,993	$6,093
Management fee expense	(599)	(609)
Tax expense	(2,050)	(1,882)
Noncontrolling interest (expense)/benefit	(44)	(139)
Other income, net (after management fee and taxes)	$3,300	$3,463
Per fully diluted share	$0.12	$0.14

Net income per fully diluted share	$0.97	$1.09
Diluted weighted average shares outstanding	25,414	25,684

C.
Adjusted operating income and adjusted operating income before management fee expense is used by management to evaluate its ongoing business operations.  We believe this measure is useful in evaluating the ongoing operating results of the Company absent any of these adjustments.

		1st Quarter
		2015	2014
Operating income		$33,945	$36,499
Adjustments:
Add back:	Incremental RSA expense	577	-
Costs to launch Closed-end fund		1,000	-
Costs related to firm restructuring		850	-
Deduct:	Reimbursement of prior year expense	-	(438)
Adjusted operating income		36,372	36,061
Adjusted operating margin		35.0%	34.5%

		1st Quarter
		2015	2014
Operating income before management fee		$38,382	$41,227
Adjustments:
Add back:	Incremental RSA expense	577	-
Costs to launch Closed-end fund		1,000	-
Costs related to firm restructuring		850	-
Deduct:	Reimbursement of prior year expense	-	(438)
Adjusted operating income before management fee		40,809	40,789
Adjusted operating margin before management fee		39.3%	39.0%

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 1st Quarter 2015
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	March 31,
	2014	(depreciation)	flows	reinvestments	2015
Equities:
Open-end Funds	$17,684	$185	$(1,199)	$(27)	$16,643
Closed-end Funds	6,949	93	145	(116)	7,071
Institutional & PWM - direct	16,597	140	(330)	-	16,407
Institutional & PWM - sub-advisory	3,704	172	(62)	-	3,814
Investment Partnerships	905	19	4	-	928
SICAV (a)	135	(5)	(25)	-	105
Total Equities	45,974	604	(1,467)	(143)	44,968
Fixed Income:
Money-Market Fund	1,455	-	65	-	1,520
Institutional & PWM	58	-	(6)	-	52
Total Fixed Income	1,513	-	59	-	1,572
Total Assets Under Management	$47,487	$604	$(1,408)	$(143)	$46,540

(a)  Includes $40 million, $71 million and $88 million of seed capital at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

Table II

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended March 31,
			% Inc.
	2015	2014	(Dec.)

Investment advisory and incentive fees	$88,037	$87,797	0.3%
Distribution fees and other income	13,743	14,873	(7.6)
Institutional research services	2,065	1,807	14.3
Total revenues	103,845	104,477	(0.6)

Compensation costs	44,494	43,897	1.4
Distribution costs	14,283	13,963	2.3
Other operating expenses	6,686	5,390	24.0
Total expenses	65,463	63,250	3.5

Operating income before management fee	38,382	41,227	(6.9)

Investment income	8,012	8,085
Interest expense	(2,019)	(1,992)
Other income, net	5,993	6,093

Income before management fee and income taxes	44,375	47,320	(6.2)
Management fee expense	4,437	4,728
Income before income taxes	39,938	42,592	(6.2)
Income tax expense	15,179	14,616
Net income	24,759	27,976	(11.5)
Net income (loss) attributable to noncontrolling interests	(17)	22
Net income attributable to GAMCO Investors, Inc.	$24,776	$27,954	(11.4)

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.99	$1.10	(10.0)

Diluted	$0.97	$1.09	(11.0)

Weighted average shares outstanding:
Basic	25,132	25,481	(1.4)

Diluted	25,414	25,684	(1.1)

Actual shares outstanding (a)	25,810	25,985	(0.7)

Notes:
(a) Includes 707,050 and 566,850 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 9.

Table III
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2015	2014
	1st	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter	Quarter	Full Year
Income Statement Data:

Revenues	$103,845	$104,477	$108,296	$110,858	$116,751	$440,382

Expenses	65,463	63,250	65,615	63,516	69,848	262,229

Operating income before
management fee	38,382	41,227	42,681	47,342	46,903	178,153

Investment income/(loss)	8,012	8,085	11,076	(8,002)	5,119	16,278
Interest expense	(2,019)	(1,992)	(2,021)	(1,987)	(2,049)	(8,049)
Shareholder-designated contribution	-	-	(134)	-	-	(134)
Other income/(expense), net	5,993	6,093	8,921	(9,989)	3,070	8,095

Income before management
fee and income taxes	44,375	47,320	51,602	37,353	49,973	186,248
Management fee expense	4,437	4,728	5,144	3,756	4,999	18,627
Income before income taxes	39,938	42,592	46,458	33,597	44,974	167,621
Income tax expense	15,179	14,616	17,135	13,045	17,709	62,505
Net income	24,759	27,976	29,323	20,552	27,265	105,116
Net income/(loss) attributable
to noncontrolling interests	(17)	22	373	(3,113)	(1,556)	(4,274)
Net income attributable to
GAMCO Investors, Inc.	$24,776	$27,954	$28,950	$23,665	$28,821	$109,390

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.99	$1.10	$1.14	$0.94	$1.14	$4.32

Diluted	$0.97	$1.09	$1.13	$0.93	$1.13	$4.28

Weighted average shares outstanding:
Basic	25,132	25,481	25,381	25,296	25,184	25,335

Diluted	25,414	25,684	25,586	25,517	25,449	25,558
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	38,382	41,227	42,681	47,342	46,903	178,153
Deduct: management fee expense	4,437	4,728	5,144	3,756	4,999	18,627
Operating income	$33,945	$36,499	$37,537	$43,586	$41,904	$159,526

Operating margin before
management fee	37.0%	39.5%	39.4%	42.7%	40.2%	40.5%
Operating margin after
management fee	32.7%	34.9%	34.7%	39.3%	35.9%	36.2%

Table IV
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2015	2014	2014

ASSETS

Cash and cash equivalents	$331,634	$298,224	$243,142
Investments (a)	386,562	406,711	382,696
Receivable from brokers	21,615	76,079	54,084
Other receivables	41,231	67,228	41,650
Income tax receivable	2,443	2,477	445
Other assets	16,422	15,711	17,803

Total assets	$799,907	$866,430	$739,820

LIABILITIES AND EQUITY

Payable to brokers	$10,174	$43,409	$11,370
Income taxes payable and deferred tax liabilities	32,830	27,939	41,427
Compensation payable	43,394	39,983	41,447
Securities sold short, not yet purchased	8,569	10,595	10,788
Accrued expenses and other liabilities	40,150	36,212	37,303
Sub-total	135,117	158,138	142,335

5.875% Senior notes (due June 1, 2021)	100,000	100,000	100,000
0% Subordinated Debentures (due December 31, 2015) (b)	9,936	12,163	12,098
Total debt	109,936	112,163	112,098
Total liabilities	245,053	270,301	254,433

Redeemable noncontrolling interests	5,519	68,334	8,464

GAMCO Investors, Inc.'s stockholders' equity	546,609	525,061	474,112
Noncontrolling interests	2,726	2,734	2,811
Total equity	549,335	527,795	476,923

Total liabilities and equity	$799,907	$866,430	$739,820

(a) Includes investments in sponsored registered investment companies of $120.8 million, $39.5 million and $42.4 million, respectively.
(b) The 0% Subordinated Debentures due December 31, 2015 have a face value of $10.4 million, $13.1 million and $13.8 million, respectively.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.